UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025 (July 11, 2025)

__________________________

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreements

On July 17, 2025, Volcon, Inc. (the “Company”) entered into a securities purchase agreement (the “Cash Purchase Agreement”) with certain accredited and institutional investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement (the “Cash Private Placement”) an aggregate of (i) 41,885,838 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), at an offering price of $10.00 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 5,457,013 shares of Common Stock (the “Pre-Funded Warrant Shares”) with $9.99999 of the exercise price per Pre-Funded Warrant being prefunded at closing. In the Cash Private Placements, the Cash Purchasers will tender U.S. dollars to the Company as consideration for the Common Stock and Pre-Funded Warrants.

Also on July 17, 2025, the Company entered into a securities purchase agreement (the “BTC Purchase Agreement” and, together with the Cash Purchase Agreement, the “Purchase Agreements”) with certain accredited investors (the “BTC Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the BTC Purchasers in a private placement (the “BTC Private Placement,” and together with the Cash Private Placement, the “Private Placements”) an aggregate of (i) 2,528,321 shares of Common Stock, at an offering price of $10.00 per share (together with the shares of Common Stock issued pursuant to the Cash Purchase Agreement, the “Shares”) (ii) Pre-Funded Warrants (together with the Shares and the Pre-Funded Warrants issued pursuant to the Cash Purchase Agreement, the “Securities”) to purchase up to an aggregate of 271,649 Pre-Funded Warrant Shares with $9.99999 of the exercise price per Pre-Funded Warrant being prefunded at closing. In the BTC Private Placement, the BTC Purchasers will tender Bitcoin in an amount equal to the cash offering price determined according to by the spot exchange rate for Bitcoin on the Trading Day immediately preceding the execution of the BTC Purchase Agreement.

The unfunded exercise price of each Pre-Funded Warrant will equal $0.00001 per underlying Pre-Funded Warrant Share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Pre-Funded Warrants are exercisable in cash or by means of a cashless exercise and will not expire until the date the Pre-Funded Warrants are fully exercised. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 9.99%.

The Private Placements are expected to close on July 21, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Private Placements to purchase or otherwise acquire Bitcoin and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Bitcoin and other digital assets.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities for a period beginning on the date of the Purchase Agreements until the thirtieth (30th) day following the date the resale registration statement filed pursuant to the Registration Rights Agreement (as defined below) becomes effective, subject to certain exceptions.

The Securities to be issued pursuant to the Purchase Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

2

Registration Rights Agreement

In connection with the Private Placements, the Company and the Purchasers entered into a Registration Rights Agreement, dated July 17, 2025 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares and the Pre-Funded Warrant Shares that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) no later than August 16, 2025. The Company has agreed to use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as possible, but in no event later than 30 days after closing of the Private Placements, and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until (i) the date on which the Purchasers shall have resold all the Registrable Securities (as such term is defined in the Registration Rights Agreement) covered thereby, or (ii) the date on which the Registrable Securities may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Purchase Agreements, Registration Rights Agreement and the Pre-Funded Warrant is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, Registration Rights Agreement and form of Pre-Funded Warrant, which are filed as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Placement Agent Engagement Letters

Clear Street LLC (“Clear Street”) and Aegis Capital Corp. (“Aegis”) have agreed to serve as the Company’s non-exclusive placement agents in connection with the Private Placements, pursuant to (i) that engagement letter, dated as of July 17, 2025, between the Company and Clear Street; and (ii) that engagement letter, dated as of July 17, 2025, between the Company and Aegis (together, the “Engagement Letters”). Pursuant to the Engagement Letters, the Company has agreed to: (a) pay Clear Street and Aegis a total cash fee equal to 2.55% and 1.373% of the aggregate gross proceeds raised in the Private Placements, respectively, and (ii) certain reasonable and documented fees and expenses of legal counsel for Clear Street and other out-of-pocket expenses. In addition, the Company has agreed to issue to Placement Agents or their designees warrants to purchase shares of Common Stock (the “Placement Agent Warrants”) with an exercise price of $10.00 per share and a five-year term, such Placement Agent Warrants will be exercisable into 0.3269% of the number of Securities to be issued in the Private Placements. Upon issuance, the Placement Agents Warrants will be unvested and non-exercisable and shall vest and become exercisable in 20% installments based upon the achievement of certain milestones tied to the Company’s volume weighted average price (“VWAP”) of the Company’s Common Stock, fully vesting if the VWAP reaches $30.00 (the “Applicable Vesting Schedule”).

The Engagement Letters contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

3

Gemini Agreements

On July 13, 2025 the Company entered into that certain strategic digital assets services agreement with Gemini NuStar, LLC (“Gemini”) (the “Strategic Digital Assets Services Agreement”), pursuant to which Gemini will provide non-discretionary execution and digital asset-related informational services. These services may include market commentary, protocol updates, or other general insights as directed by the Company. Gemini does not act as an advisor, fiduciary, or investment manager to the Company, and all trading and investment decisions remain solely under the Company’s control. Also on July 13, 2025, the Company entered into a Custodial Services Agreement (together with the Strategic Digital Assets Services Agreement, the “Gemini Agreements”) with Gemini Trust Company, LLC (“Gemini Trust”), pursuant to which the Company has engaged Gemini Trust to provide services custody the Company’s digital asset holdings.

In connection with the Strategic Digital Assets Services Agreement with Gemini, upon the closing of the Private Placements, the Company will issue a warrant to Gemini or its designees warrants to purchase up to 901,542 shares of Common Stock (the “Gemini Warrants”) with an exercise price of $10.00 per share and a 10-year term..

The Gemini Warrants are being issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated thereunder.

Consultant Warrants

In addition, concurrent with the closing of the Private Placements, the Company will issue fully vested warrants to purchase up to 25,000 shares of Common Stock to a consultant with an exercise price of $10.00 per share of Common Stock (the “Consultant Warrants” and, together with the Placement Agent Warrants and the Gemini Warrants, the “Warrants”).

The Warrants are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent regulation or an exemption from registration under the Securities Act and any applicable state securities laws. Pursuant to the terms of each of the Warrants, the Company has agreed to use commercially reasonably efforts to file a registration statement providing for the registration for resale of the shares of Common Stock issuable upon exercise of the Warrants.

Termination of Consultant Agreement

On July 11, 2025, the Company entered into a release and termination agreement (the “Consultant Termination Agreement”) with Highbridge Consultants, LLC (“Highbridge”) pursuant to which the parties agreed to terminate and mutually release all of the parties’ rights and obligations under that certain consulting agreement, dated as of August 28, 2020 (as amended on or about March 25, 2021), including the release of the Company’s obligation to make certain market capitalization milestone payments to Highbridge, in exchange for the payment by the Company of a termination fee in an aggregate amount of $2.0 million, of which $1.0 million was paid on July 14, 2025 and the remaining amount will be paid no later than August 10, 2025.

Amendment of At-The-Market Issuance Sales Agreement

On July 17, 2025, the Company entered into that certain Amendment No. 1 to the At-The-Market Issuance Sales Agreement (the “ATM Amendment Sales Agreement”) with Aegis Capital Corp. (“Aegis”) which, among other matters, (i) increases the maximum capacity of the program by $1 billion and (ii) adjusts the fee Aegis will be paid as sales agent to 1.0% of gross proceeds of sales under the At-The-Market Issuance Sales Agreement for such additional amount. The use of the increased capacity created by the ATM Amendment Sales Agreement is contingent upon the filing of a shelf registration statement to register the shares underlying such agreement, which is contemplated to be filed at some future date.

The foregoing descriptions of terms and conditions of the Warrants, the Gemini Agreements, the Consultant Termination Agreement and the ATM Amendment Sales Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached hereto as Exhibits 4.2, 4.3, 4.4, 10.4, 10.5, 10.6 and 10.7, respectively.

4

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 13, 2025, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the minimum closing bid price per share for its common stock was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).∙

Following a June 24, 2025, hearing with a Nasdaq Hearings Panel (the ”Panel”), the Panel issued its determination, indicating the Company shall demonstrate compliance with the Bid Price Rule by exhibiting a closing bid price at or above $1 for twenty consecutive trading sessions; and if the Company became deficient with the Bid Price Rule prior to November 10, 2025, the Company would be delisted. The Company believes it has met the 20 consecutive day term of the Panel determination and is waiting for a final compliance determination.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

In connection with the Private Placement, the board of directors of the Company (the “Board”) elected Ryan Lane, Ian Read, Rohan Chauhan and Matthew Homer to serve on the Board until elections are held the Company’s next shareholder meeting. Mr. Lane will also serve as both Chairman of the Board and Co-Chief Executive Officer.

Mr. Lane, age 47, founded Empery Asset Management, LP in July 2008 and has served as a principal and managing member since then. Mr. Lane, along with his firm, has negotiated and invested in hundreds of publicly listed companies since 2008. He has a deep understanding of capital markets, capital structure and capital formation. Mr. Lane received a BA in Finance and Accounting from Franklin & Marshall College in 2000.

In connection with Mr. Lane’s appointment as Chairman and Co-Chief Executive Officer of the Company, Mr. Lane entered into an employment agreement with the Company pursuant to which he will receive a base salary of $225,000, a signing bonus of $225,000 on or prior to the closing of the Private Placement and will be granted stock options pursuant to a stock plan of the Company to be approved by the stockholders of the Company (the “New Plan”) in a number equal to 3.0% of the Shares Deemed Outstanding. The options will be exercisable at a price of $10.00 per share, have a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

Mr. Read, age 72, has served as a senior operating executive for The Carlyle Group’s Global Healthcare Group since June 2020. Mr. Read previously served as Chief Executive Officer of Pfizer from 2010 to 2018 where he was also the Executive Chair in 2019. Mr. Read served as a director on Kimberly-Clark’s board of directors from 2007-2022, serving as Lead Director between 2017 and 2022, and was chairman of DXC Technology from 2019 to 2023. Mr. Read received a BS in Chemical Engineering from Imperial College London in 1974.

Mr. Homer, age 42, has served as the managing member of venture capital firm The Venture Dept. since 2023. Mr. Homer has served as a board member of the Gemini Trust Company, LLC and Standard Custody & Trust Company, LLC, since 2022, and also currently serves as an operating partner for Nyca Partners, which he has been affiliated with since 2021. From 2019 to 2021, Mr. Homer served as executive deputy superintendent for the NYS Department of Financial Services. Mr. Homer has experience in fintech and digital asset regulation, venture capital and early-stage investing, board level governance, regulatory compliance frameworks and strategic policy development and government engagement. Mr. Homer received a BA in Economics from the University of Utah in 2007 and a Master of Public Policy from Harvard’s Kennedy School in 2010.

5

Mr. Chauhan, age 37, is a markets specialist with extensive experience designing trading systems, infrastructure, and cost models. He has served as Director of Strategy at Gemini Trust Company, LLC since September 2024, before which he served in Business Development at Hudson River Trading from July 2022 to January 2025. From 2018 until July 2022, Mr. Chauhan served as a Trader at GIC, Singapore’s Sovereign Wealth Fund. Mr. Chauhan received a Bachelor of Engineering in 2009 and a Master of Engineering in 2010 from The Cooper Union for the Advancement of Science and Art, and is a CFA charterholder.

In connection with the appointment of each of Messrs. Read, Homer and Chauhan as directors (each a “Director Nominee”), each Director Nominee signed an offer letter with the Company pursuant to which he will receive an annual fee of $40,000 plus a $10,000 fee for any committee such Director Nominee serves on, both of which will be paid quarterly. Each Director Nominee will also be granted stock options under the New Plan in a number equal to 0.5% of the of the Shares Deemed Outstanding. Such options will be exercisable at a price of $10.00 per share, have a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

Each of the Director Nominees and Mr. Lane will enter into an indemnification agreement with the Company in substantially similar form as Exhibit 10.11 to the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2025.

In connection with the Private Placement, the current independent directors on the Company’s board will receive an aggregate payment of $600,000, with each individual amount based on their board tenure. In addition, each director will receive 10,000 stock options under the New Plan with an exercise price of $10.00 per share, a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

Executive Officer Appointments

In connection with the Private Placement, the Board also appointed Mr. Lane, Timothy Silver and Brett Director to serve on the Company’s management team. Mr. Lane will serve as Co-Chief Executive Officer alongside John Kim, the Company’s current Chief Executive Officer and President. Mr. Silver will serve as Chief Operating Officer. Mr. Director will serve as Vice President of Legal.

Mr. Silver, age 37, served as a portfolio manager at Empery Asset Management, LP since May 2021 and was previously an associate at Lazard from August 2018 to April 2021. Mr. Silver received a BA in Mathematical Economics from Colgate University in May 2010 and an MBA from Columbia University in May 2018. Mr. Silver is a CFA charterholder.

In connection with his appointment as Chief Operating Officer of the Company, Mr. Silver entered into an employment agreement with the Company pursuant to which he will receive a base salary of $150,000 and will be granted stock options under the New Plan in a number equal to 1.0% of the of the Shares Deemed Outstanding. Such options will be exercisable at a price of $10.00 per share, have a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

Mr. Director, age 55, has served as General Counsel and Chief Compliance Officer at Empery Asset Management, LP since October 2014, prior to which he practiced as a Special Counsel at Schulte Roth & Zabel LLP since 1998. Mr. Director has three decades of experience focused primarily on structuring, negotiating and documenting capital raising transactions, including the issuance of equity, equity-linked and debt securities in private placements and public offerings. Mr. Director received a BA in Accounting from Franklin & Marshall College in 1990 and a JD from the Syracuse University College of Law in 1995.

In connection with his appointment as Vice President of Legal, Mr. Director entered into an Employment Agreement with the Company pursuant to which he will receive a base salary of $200,000 and will be granted stock options under the New Plan in a number equal to 0.5% of the of the Shares Deemed Outstanding. Such options will be exercisable at a price of $10.00 per share, have a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

The employment of each of Messrs. Lane, Silver and Director will be for an initial term of one year and shall be automatically extended for additional consecutive twelve-month periods. If such executive’s employment is terminated at the Company’s election without “Cause” (as defined in the agreement), which requires 90 days advance notice, or by such executive for “Good Reason” (as defined in the agreement), the executive shall be entitled to receive severance payments equal to six months of their base salary. In addition, if such executive’s employment is terminated prior to the end of the term of the agreement by the Company without “cause” or by the executive for “good reason,” and such termination occurs within six months prior to a change in control or within six months after a change in control, such executive shall be entitled to receive, in addition to the severance discussed above, an additional six months of their base salary. During the term of their employment with the Company, each of Messrs. Lane, Silver and Director are permitted to continue to hold one or more positions with Empery Asset Management, LP and its affiliates, so long as they devotes such business and professional time and energy to the Company as they deem necessary in their reasonable discretion.

6

Existing Executive Officer Employment Agreements

In connection with the Private Placement, the Company entered into new employment agreements with each of: (a) John Kim, pursuant to which Mr. Kim agreed to continue to serve as the Company’s Co-Chief Executive Officer, president and director, and (b) Greg Endo, pursuant to which Mr. Endo agreed to continue to serve as the Company’s Chief Financial Officer and executive vice-president. The new employment agreements will supersede and replace the existing employment agreements between the Company and each of Mr. Kim and Mr. Endo. Mr. Kim has served as the Company’s Chief Executive Officer since January 2024 and Mr. Endo has served as the Company’s Chief Financial Officer since June 2021.

Pursuant to the new employment agreement with Mr. Kim, Mr. Kim will receive a base salary of $225,000 per year, a signing bonus of $225,000 on or prior to the consummation of the Private Placement and will be granted stock options pursuant to the New Plan in a number equal to 2.5% of the Shares Deemed Outstanding. Such options will be exercisable at a price of $10.00 per share, have a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

Pursuant to the new employment agreement with Mr. Endo, Mr. Endo will receive a base salary of $300,000 per year, a signing bonus of $150,000 on or prior to the consummation of the Private Placement and will be granted stock options pursuant to the New Plan in a number equal to 1.25% of the Shares Deemed Outstanding. Such options will be exercisable at a price of $10.00 per share, have a term of 10 years from issuance and will vest according to the Applicable Vesting Schedule.

The employment of each of Messrs. Kim and Endo will be for an initial term of one year and shall be automatically extended for additional consecutive twelve-month periods. If such executive’s employment is terminated at the Company’s election without “Cause” (as defined in the agreement), which requires 90 days advance notice, or by such executive for “Good Reason” (as defined in the agreement), the executive shall be entitled to receive severance payments equal to six months of their base salary. In addition, if such executive’s employment is terminated prior to the end of the term of the agreement by the Company without “cause” or by the executive for “good reason,” and such termination occurs within six months prior to a change in control or within six months after a change in control, such executive shall be entitled to receive, in addition to the severance discussed above, an additional six months of their base salary. During the term of Mr. Kim’s employment with the Company, he is permitted to continue to hold one or more positions with D2G Industries (“D2G”), so long as he devotes such business and professional time and energy to the Company as he deems necessary in his reasonable discretion.

The foregoing descriptions of the employment agreements with each of Messrs. Lane, Silver, Director, Kim and Endo are not complete and are qualified in their entirety by reference to the full text of the relevant employment agreements, which are filed as Exhibits 10.8, 10.9, 10.10 and 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 17, 2025, the Company issued a press release announcing the Private Placements and related transactions, including the launch of its digital asset treasury strategy. The Company intends to continue to pursue its current lines of business in addition to the pursuit of its digital asset treasury strategy.

In connection with the Private Placements, the Company delivered an investor presentation to potential investors on a confidential basis.

The press release and investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

7

Item 8.01 Other Information.

In connection with the Private Placements and related transactions described herein, the Company is filing certain updated risk factors disclosure applicable to its business for the purpose of supplementing and updating disclosures contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 21, 2025 (as amended). The supplemental updated risk factors are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the Private Placements and related transactions, the intended use of proceeds from the Private Placements, the Company’s proposed digital asset treasury strategy, the digital assets to be held by the Company, the expected benefits from the transactions described herein and the Company’s ability to continue to transform its EV to an asset light, low working capital business. Each forward-looking statement contained in this presentation is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the Private Placements and related transactions, including the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified in the Appendix to this presentation and those identified under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of this Current Report on Form 8-K.

We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

8

9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
4.3	Form of Gemini Warrant
4.4	Form of Consultant Warrant
10.1	Cash Purchase Agreement
10.2	BTC Purchase Agreement
10.3	Form of Registration Rights Agreement
10.4	Strategic Digital Assets Services Agreement
10.5	Custodial Services Agreement
10.6	Consultant Termination Agreement
10.7	ATM Amendment Sales Agreement
10.8	Employment Agreement dated July 17, 2025 by and between Volcon, Inc. and Ryan Lane
10.9	Employment Agreement dated July 17, 2025 by and between Volcon, Inc. and Timothy Silver
10.10	Employment Agreement dated July 17, 2025 by and between Volcon, Inc. and Brett Director
10.11	Employment Agreement dated July 17, 2025 by and between Volcon, Inc. and John Kim
10.12	Employment Agreement dated July 17, 2025 by and between Volcon, Inc. and Greg Endo
99.1	Press Release, dated July 17, 2025
99.2	Investor Presentation
99.3	Supplemental Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

9

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCON, INC.

Date: July 17, 2025	/s/ Greg Endo
Greg Endo Chief Financial Officer

10